Investor Contact:	Media Contact:
Emma Jo Kauffman	Tawn Earnest
(615) 855-5525	(615) 855-5209

DOLLAR GENERAL COMMENTS ON DEBT TENDER OFFER BY BUCK ACQUISITION CORP.

GOODLETTSVILLE, Tenn., June 15, 2007 - Dollar General Corporation (NYSE: DG) today announced that its Board of Directors had unanimously confirmed a decision to express no opinion and remain neutral toward the offer by Buck Acquisition Corp. on June 4, 2007 to purchase any and all of Dollar General’s outstanding 8 5/8% Notes due 2010 and the related consent solicitation. The tender offer and related consent solicitation were contemplated by Dollar General’s previously announced agreement and plan of merger (the “Merger Agreement”) dated March 11, 2007 with Buck Holdings, L.P., a Delaware limited partnership (“Parent”), and Buck Acquisition Corp., a Tennessee corporation and wholly owned subsidiary of Parent, pursuant to which Buck Acquisition Corp. will merge with and into Dollar General (the “Merger”). Buck is indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P.

The Company indicated that its Board of Directors believes that each noteholder should make its decision as to whether to tender on an individual rather than a collective basis, based on that noteholder’s particular circumstances. The Company further indicated that its Board believes the determination whether to tender is a financial decision to be made by each noteholder, in consultation with the noteholder’s financial advisor, based on the terms of the offer and the cash price being offered by Buck Acquisition Corp. For these reasons, the Company believes that it is not appropriate for it to make a recommendation to noteholders regarding the tender of their notes and, as indicated in the offering documents, expresses no opinion as to the course of action that noteholders should take.

The announcements contained in this press release were made pursuant to Rule 14e-2 under the Securities Exchange Act of 1934.

About Dollar General

Dollar General is a Fortune 500(R) discount retailer with 8,205 neighborhood stores as of June 1, 2007. Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices. The Company store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be reached at www.dollargeneral.com.

Important Additional Information About Dollar General’s Announced Merger With Buck Acquisition Corp.

In connection with the proposed Merger, Dollar General has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Dollar General at the SEC Web site at www.sec.gov or at the Company’s website at www.dollargeneral.com. The proxy statement and other documents also may be obtained for free from Dollar General by directing such request to Dollar General Corporation, Investor Relations, 100 Mission Ridge, Goodlettsville, Tennessee, 37072, telephone (615) 855-5528, or by submitting a request on the Company’s Web site at www.dollargeneral.com, under “Investing-Information Requests.”

Dollar General and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of Dollar General’s participants in the solicitation, which may be different than those of Dollar General shareholders generally, is set forth in Dollar General’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and also are set forth in the definitive proxy statement relating to the Merger.

Cautionary Statement Regarding Forward-Looking Statements

Certain information provided herein may include “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements generally contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would”, “estimate,” “continue,” “contemplate” or “pursue,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events and actual events could differ materially from those projected. You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks, assumptions and uncertainties that cannot be predicted or quantified. These risks, assumptions and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against Dollar General and others relating to the proposed Merger; the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the ability to recognize the benefits of the Merger; the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; and other risks, assumptions and uncertainties detailed from time to time in Dollar General’s SEC reports, including Dollar General’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as

well as in the proxy statement relating to the proposed merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Buck’s or Dollar General’s ability to control or predict. There can be no assurance that the transaction described above will be consummated. Forward-looking statements made herein speak only as of the date hereof, and Dollar General assumes no obligation to update such statements.

###